FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

RECITALS

This First Amendment to Stock Purchase Agreement (the "Amendment") is made as of this 21st day of June, 2002.

Reference is made to that certain Stock Purchase Agreement (the "Agreement") dated as of February 21, 2002, by and among Capital Growth Partners, LLC, a Utah limited liability company ("Purchaser"), United Park City Mines Company, a Delaware corporation (together, with its Subsidiaries, the "Company"), and those parties set forth on Schedule A attached thereto (such entities are hereinafter collectively referred to as "Sellers" and each individually as a "Seller"). All references herein or in the Agreement to the term "Agreement" shall be deemed to refer to the "Agreement, as amended".

The parties to the Agreement now seek to amend the Agreement as provided herein. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement, as amended herein.

AGREEMENT

Purchaser, Sellers and the Company, intending to be legally bound, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and agree as follows:

1. The obligation in Section 7 of the Agreement of the Purchaser to make the Offer and all provisions in the Agreement that pertain to the Offer are hereby suspended, subject to the provisions of paragraph 5 below.

2. The definition of "Contemplated Transactions" in Section 13.17 of the Agreement is deleted in its entirety and replaced with the following: "all of the transactions contemplated by this Agreement, including the Merger".

3. On the Closing Date (as such date may be extended as provided herein) and immediately following the Closing, Purchaser will (a) vote the Shares acquired at the Closing by "Consent" under applicable Delaware law to effect a statutory merger (the "Merger") pursuant to which (i) the Company would be the surviving entity and (ii) upon the effective date of the Merger, the Remaining Shareholders of the Company (other than Purchaser) would receive "Merger Consideration" defined as an amount equal to $25 per share minus the "Per Share Expense Reimbursement" which equals (i) the total fees and expenses paid by Sellers in connection with the Contemplated Transactions, including, without limitation, all reasonable legal fees and one half of the Dresdner Fee (as defined in the Agreement) contemplated by Section 13.11(c) of the Agreement, divided by (ii) the total number of shares of the Company outstanding on the Closing Date (provided that if any Remaining Shareholder dissents to the Merger, such remaining shareholder shall receive merger consideration determined pursuant to his or her appraisal rights under Delaware law); and (b) cause the Company to file with the SEC, pursuant to applicable securities laws an information statement (the "Information Statement") and, as soon as practicable after approval by the SEC, to distribute the definitive Information Statement to the Shareholders of the Company. The Information Statement will provide that the Merger will become effective 20 days after the definitive Information Statement is distributed to the Remaining Shareholders. Any terms defined in this paragraph 3, if used in the Agreement, shall be deemed to be defined terms in the Agreement.

4. (a) Purchaser shall be responsible for all of its fees and expenses incurred in connection with the Merger, including any filing fees to the SEC and all costs associated with such filings, including preparation and dissemination of the Information Statement. Seller shall be responsible for all fees and expenses incurred by it (if any), including without limitation Sellers' legal counsel's review of documentation, in connection with the Merger;

(b) As promptly as practicable on the earliest date following the completion of the Merger as of which Purchaser is permitted under applicable law to pay the Merger Consideration to the holders of the Remaining Shares pursuant to the Merger, Purchaser shall pay such Merger Consideration; and

(c) Notwithstanding anything to the contrary contained in the Agreement, Purchaser shall not (without the prior written consent of Sellers and the Company): (i) fail to consummate the Merger; (ii) reduce the number of Remaining Shares subject to the Merger; (iii) reduce the Merger Consideration to be paid pursuant to the Merger; (iv) change the form of consideration payable in the Merger; or (v) amend, modify or supplement any of the terms of the Merger in any manner adversely affecting any of the holders of Remaining Shares.

5. If for any reason the Merger is not consummated, and the Remaining Shareholders do not receive the Merger Consideration (other than dissenting shareholders who will receive merger consideration determined pursuant to their appraisal rights under Delaware law), by the date which is 45 days after the Closing Date (the "Merger Completion Date"), all provisions in the Agreement pertaining to the Offer shall be reinstated as of the Merger Completion Date and the Offer shall be commenced (and the terms of paragraphs 2, 3, 4 (but not paragraph 4(a)), 7, 8 and 9 herein shall be null and void) in accordance with the terms hereof. If such Offer required to be commenced by the preceding sentence herein is not commenced within 20 days of the Merger Completion Date or if the Purchaser does not purchase at the conclusion of the Offer all shares validly tendered (and not validly withdrawn by the holders of such shares) in accordance with the terms of the Offer, unless the Purchaser is prevented from doing so as a result of a Proceeding, then Loeb acting in its discretion on behalf of Sellers, shall be entitled to the rescission rights set forth in, and subject to the terms and conditions of, Section 7.6 of the Agreement.

6. The first two sentences of Section 6.4(a) of the Agreement are hereby deleted, except that the definition of Acquisition Proposal shall remain solely for the purposes of using such defined term in the remainder of Section 6.4(a) of the Agreement and other places where it may appear in the Agreement.

7. In the first sentence of Section 7.2 of the Agreement, the word "Offer" is deleted and replaced by the word "Merger". The last two sentences of Section 7.2 are hereby deleted.

8. The first sentence of Section 7.5 is deleted and replaced with the following: "Upon the completion of the Merger, Purchaser shall pay to Sellers an amount in cash equal to (i) the Per Share Expense Reimbursement, multiplied by (ii) the number of Remaining Shares." The last sentence of Section 7.5 of the Agreement is deleted and replaced with the following: "Such payment shall be made by Purchaser promptly upon completion of the Merger."

9. In section 13.11(c), the phrase "tendered pursuant to the Offer" is deleted and replaced with the phrase "extinguished in the Merger in exchange for the Merger Consideration".

10. Section 2 of the Agreement is deleted and hereby replaced with the following, subject to the provisions of Section 12 herein:

"The closing of the transactions contemplated by Sections 1 and 3 (the "Closing") shall be held at the offices of Holme Roberts & Owen LLP, 111 East Broadway, Suite 1100 in Salt Lake City, Utah, or at such other place as may be jointly designated by Purchaser and Sellers, which Closing shall be held on the date (the "Closing Date") which is the date which is the later of (a) the date that is July 19, 2002 or (b) if a Proceeding is initiated as described in Section 8.4 (an "Extension Event") prior to or on July 19, 2002, the date that is the earlier of (i) ten business days following the date of the final disposition of the Extension Event, (ii) 90 days after the date of initiation of the Extension Event, or (iii) 238 days after the date of this Agreement (both (a) and (b), the "Initial Closing Date Deadline"); provided, however, that Purchaser may, at its election, postpone the Closing Date (a "Postponement") by 30 days after the Initial Closing Deadline (the "Postponement Period") upon written notice to Sellers and further provided that Purchaser may, further postpone the Closing Date by electing a Second Postponement and a Third Postponement, both as defined in the First Amendment to Stock Purchase Agreement dated as of June 21, 2002, pursuant to the terms of such First Amendment. If an Extension Event is initiated within the Postponement Period, the Closing Date shall be postponed until the earlier of (a) 268 days after the date of this Agreement or (b) the later of (i) 30 days after the beginning of the Postponement Period, (ii) 10 days after the final disposition of the Extension Event or (iii) 90 days after the date of initiation of the Extension Event. If an Extension Event is initiated within the period of the Second Postponement, the Closing Date shall be postponed until the earlier of (a) 270 days after the date of this Agreement or (b) the later of (i) 15 days after the beginning of the period of the Second Postponement, (ii) 10 days after the final disposition of the Extension Event or (iii) 90 days after the date of initiation of the Extension Event. If an Extension Event is initiated within the period of the Third Postponement, the Closing Date shall be postponed until the earlier of (a) 270 days after the date of this Agreement or (b) the later of (i) 15 days after the beginning of the period of the Third Postponement, (ii) 10 days after the final disposition of the Extension Event or (iii) 90 days after the date of initiation of the Extension Event."

Section 2, as amended, is intended to be interpreted consistent with the provisions of Section 12 hereof.

11. All other dates in the Agreement are hereby amended to conform to the changes set forth in Section 10 above and Section 12 below. All references to "the Postponement Period" in Section 3 shall be deleted and replaced with "the Postponement Period (including the period of the Second Postponement, if such Second Postponement has been elected and the period of the Third Postponement, if such Third Postponement has been elected)".

12. A. Upon execution of this Amendment by all parties hereto, Purchaser agrees that:

(i) Sellers' Representative (as defined in the Deposit Agent Agreement dated as of February 21, 2002 (the "Deposit Agreement") among the Purchaser (as defined in the Deposit Agreement), the Sellers (as defined in the Deposit Agreement), the Sellers' Representative (as defined in the Deposit Agreement) and the Deposit Agent (as defined in the Deposit Agreement)) may submit a Sellers' Disbursement Notice (as defined in the Deposit Agreement) in the amount of $250,000 (the "Initial Deposit") and that Purchaser will not file an Objection Notice to such Sellers' Disbursement Notice, thereby allowing said Initial Deposit to be distributed to Sellers, which Initial Deposit shall be nonrefundable as provided in Section 12(B) herein. In furthering the provisions of this subsection, such Deposit Agent shall promptly disburse such $250,000 to Seller's Representative on behalf of the Sellers and the parties shall execute any documentation necessary to accomplish the foregoing, including a notice from Purchaser to the Deposit Agent waiving the 7-day waiting period in relation to this $250,000, and the Deposit Agent shall distribute such $250,000 as soon as practicable. Purchaser will countersign Sellers' Disbursement Notice with respect to such $250,000 and will confirm in writing that it will not file an Objection Notice with respect to such $250,000.

(ii) the Deposit (as defined in the Agreement) shall be reduced by the amount of the Initial Deposit to the amount of $1,250,000, plus interest, and shall be governed by the provisions of the Agreement (as amended by this Amendment);

B. The Initial Deposit (of $250,000) shall be nonrefundable and shall be the property of the Sellers; provided, however, if a Closing occurs and Purchaser (or an affiliate of Purchaser) purchases the Shares from Sellers, the Initial Deposit shall be applied to the Purchase Price.

C. If a Postponement has been elected by Purchaser, Purchaser may, on or before August 19, 2002, elect a further postponement of the Closing Date for an additional 15 days (the "Second Postponement") by paying Seller's Representative on behalf of Sellers an additional deposit (the "Second Postponement Deposit") in the amount of $250,000. If no Closing occurs within the period of the Second Postponement (unless a Third Postponement, defined below, is taken), the Second Postponement Deposit shall be nonrefundable and shall be the property of the Sellers. If a Closing occurs and Purchaser (or an affiliate of Purchaser) purchases the Shares from Sellers, the Second Postponement Deposit shall be applied to the Purchase Price.

D. If the Second Postponement has been taken and the Second Postponement Deposit has been paid, Purchaser may, on or before September 3, 2002, elect a further postponement of the Closing Date for an additional 15 days (the "Third Postponement") by paying Seller's Representative on behalf of Sellers an additional deposit (the "Third Postponement Deposit") in the amount of $250,000. If no Closing occurs within the period of the Third Postponement, the Third Postponement Deposit shall be nonrefundable and shall be the property of the Sellers. If a Closing occurs and Purchaser (or an affiliate) purchases the Shares from Sellers, the Third Postponement Deposit shall be applied to the Purchase Price.

13. Section 9 is hereby amended by adding the following subsection 9.5 ("Merger"): "On or before the Closing Date, Purchaser will demonstrate to Sellers that there are sufficient moneys in escrow (the "Escrow"), with an independent institutional escrow agent, (either in the form of cash or in the form of a letter of credit) to pay the Merger Consideration to the Remaining Shareholders upon the closing of the Merger, with an escrow agreement that has been executed which provides that upon the closing of the Merger, the Merger Consideration will be released from the Escrow and paid to the Remaining Shareholders (or set aside for dissenting shareholders) and that the deed to certain lands (the "Lands") being purchased by EWRD IX, LLP will be released to such partnership and that there are no other conditions to the release of the Merger Consideration. As of the Closing Date, all conditions for the delivery of the deed pertaining to the Lands and the related sale of the Lands shall have been satisfied other than the closing of the Merger, and the deed shall be placed in the Escrow on the Closing Date (simultaneous with the Closing). If the Merger does not close and the Purchaser makes an Offer, as set forth in Section 5 herein, monies in the Escrow shall be applied to the Offer."

14. Subsection 11.2(a) is hereby amended (a) by inserting after the words "cause to be returned" the words "or provided, as applicable" and (b) by inserting after the word "information" at the end of the subsection, the words: "and any informational projections or reports prepared by or for Purchaser or its professionals relating to its due diligence (other than informational projections or reports that are subject to the attorney/client privilege or the work product privilege and other than communications among Purchaser's members.)."

15. Except as the provisions thereof may be amended or suspended hereby, the Agreement shall remain in full force and effect. Except as otherwise provided herein, the obligations set forth herein shall survive and remain in effect at the time of and after the Closing.

16. This Amendment shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of law).

17. This Amendment may be signed in counterparts, all of which together shall constitute one and the same instrument.

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Purchaser, Sellers and the Company have caused this Amendment to be executed by their duly authorized representatives as of June 21, 2002.

CAPITAL GROWTH PARTNERS, LLC

By:  /s/ Gerald A. Jackson

Name: Gerald A. Jackson

Title: Manager

LOEB INVESTORS CO. XL

By:  /s/ Joseph S. Lesser

Name: Joseph S. Lesser

Managing Partner

LABRADOR PARTNERS, LP

By:  /s/ Stephen Farley

Name: Stephen Farley

Title: General Partner

TIVOLI PARTNERS

By:  /s/ Peter I. Kenner

Name: Peter Kenner

Title: General Partner

PETER I. KENNER

By:  /s/ Peter I. Kenner

Name: Peter I. Kenner

PETER KENNER CUST

FBO NICHOLAS KENNER

By:  /s/ Peter Kenner

Name: Peter Kenner

Title: Custodian

IRA FBO PETER I. KENNER

By:   /s/ Peter I. Kenner

Name:  Peter I. Kenner

Title: Custodian

KATHERINE IRENE KENNER TRUST

By:  /s/  Clara Halperin

Name: Clara Halperin

Title: Successor Trustee

PETER KENNER CUST

FBO KATHERINE I. KENNER

By:  /s/  Peter Kenner

Name: Peter Kenner

Title: Custodian

P. KENNER & B. KENNER TRUST

By:  /s/ Clara Halperin

Name: Clara Halperin,

Title: Trustee

PETER KENNER ANNUITY TRUST

By:  /s/ Clara Halperin

Name: Clara Halperin

Title: Trustee

UNITED PARK CITY MINES

By:  /s/ Hank Rothwell

Name: Hank Rothwell

Title: President

EILEEN FARLEY

/s/ Eileen Farley

Eileen Farley

Eileen Farley Trust

By:  /s/ Stephen Farley, Trustee

Name: Stephen Farley

Title: Trustee

John Farley Trust

By:  /s/ Stephen Farley, Trustee

Name: Stephen Farley

Title: Trustee

J. C. Walter

/s/  J. C. Walter

J. C. Walter

T. Y. WONG FOUNDATION

By:  /s/ Eleanor Wong

Name: Eleanor Wong

Title: ______________

TRUST f/b/o JOHN S. FARLEY UNDER THE UNIFORM GIFT TO MINORS ACT

By:  /s/ Stephen Farley

Name: Stephen Farley

Title: Guardian

TRUST f/b/o GRACE FARLEY UNDER THE UNIFORM GIFT TO MINORS ACT

By:  /s/ Stephen Farley

Name: Stephen Farley

Title: Guardian